UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported): October 19, 2005

UNION BANKSHARES COMPANY (Exact name of registrant as specified in its charter)

Maine	0-12958	01-0395131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Main Street Ellsworth, ME 04605 (Address of principal executive offices) (Zip Code)

(207) 667-2504 (Registrant's telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

      The Board of Directors of Union Bankshares Company (the "Company") amended the Company's Bylaws, effective October 19, 2005, to reduce the size of the Board from 15 to 14 members, following the retirement of John V. Sawyer, II from the Board of Directors on October 3, 2005. Effective April 19, 2006, the Board of Directors of Union the Company further amended the Company's Bylaws to decrease the size of the Board of Directors from 14 members to 12 members, following the retirement of Robert B. Fernald and Douglas A. Gott from the Board of Directors on March 25, 2006 and April 4, 2006, respectively. As a result, Article V, Section 2 of the Company's Bylaws now reads:

      Section 2. Number, Qualification and Term. The number of Directors shall be twelve (12) persons. Not less than two thirds of the Directors shall be residents of the State of Maine. Any director who ceases to be a resident of the State of Maine shall be deemed to have resigned from the Board and shall be replaced if such change in residence results in a violation of the residency requirements of this section. No person shall be eligible to serve as a director unless he or she is the actual and beneficial owner of capital stock of the Company with a market value of at least $5,000 ("Qualifying Shares"). Qualifying Shares may not be encumbered. The Directors shall be elected at the annual meeting of shareholders, and each Director elected shall serve until his or her term expires and until his or her successor shall have been elected and qualified or until his or her earlier resignation or removal from office.

A copy of the Bylaws of the Company, as amended and restated, is attached as Exhibit 3.2.

Item 9.01.	Financial Statements and Exhibits.

	Exhibit No.	Description

	3.2	Amended and Restated Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES COMPANY

By:	/s/ Peter A. Blyberg

Name:	Peter A. Blyberg
Title:	President and Chief Executive Officer

Date: March 22, 2007

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated Bylaws of the Company.